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                                                                 Exhibit A(9)(b)


                                    FORM OF
                             PARTICIPANT AGREEMENT

          This Participant Agreement (the "Agreement") is entered into between ALPS Mutual Funds Services, Inc. (the "Distributor") and __________________________________ (the "Participant") and is subject to acceptance by State Street Bank and Trust Company (the "Trustee"). The Trustee serves as the trustee of the DIAMONDS Trust (the "Trust") pursuant to certain Standard Terms and Conditions of Trust dated as of January 1, 1998 and the Trust Indenture dated January 13, 1998 (the "Trust Agreement"); and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation ("NSCC"). The Distributor has been retained to provide certain services with respect to acting as principal underwriter of the Trust in connection with the creation and distribution of DIAMONDS. As specified in the DIAMONDS prospectus and the Trust Agreement, DIAMONDS may be created or redeemed only in aggregations of 50,000 DIAMONDS, referred to therein and herein as a "Creation Unit". The Trust Agreement provides that Creation Units be issued in exchange for a Portfolio Deposit delivered by the Participant to the Trustee. Capitalized terms not otherwise defined herein are used herein as defined in the DIAMONDS prospectus or the Trust Agreement.

          This Agreement is intended to set forth certain premises and the procedures by which the Participant may create and/or redeem Creation Units (i) through the Continuous Net Settlement ("CNS") clearing processes of NSCC as such processes have been enhanced to effect creations and redemptions of Creation Units, such processes being referred to herein as the "DIAMONDS Clearing Process", or (ii) outside the DIAMONDS Clearing Process (i.e., through the facilities of the Depository Trust Company ("DTC")). The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1.   STATUS OF PARTICIPANT.  The Participant hereby represents, covenants and
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     warrants that (i) with respect to orders for the creation or redemption of
     Creation Units by means of the DIAMONDS Clearing Process, it is a member of NSCC and a participant in the CNS System of NSCC (as defined in the
     DIAMONDS prospectus, a "Participating Party"); and (ii) with respect to orders for the creation or redemption of Creation Units outside the
     DIAMONDS Clearing Process, it is a DTC Participant (as defined in the DIAMONDS prospectus, a "DTC Participant"). The Participant may place orders for the creation or redemption of Creation Units either through the DIAMONDS Clearing Process or outside the DIAMONDS Clearing Process, subject to the procedures for creation and redemption referred to in paragraph 2 of this Agreement ("Execution of Orders"). Any change in the foregoing status of Participant shall terminate this Agreement and Participant shall give notice to the Distributor and the Trustee of such change.
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2.   EXECUTION OF ORDERS.  All orders for the creation or redemption of Creation
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     Units shall be handled in accordance with the terms of the DIAMONDS prospectus, the Trust Agreement and the procedures described in Attachment
     A to this Agreement. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use. The Trustee reserves the right to issue additional or other procedures relating to the manner of creating or redeeming Creation Units and the Participant and the Distributor agree to comply with such procedures as may be issued from time to time.

3.   NSCC.  Solely with respect to orders for the creation or redemption of
     ----
     Creation Units through the DIAMONDS Clearing Process, the Participant as a Participating Party hereby authorizes the Trustee to transmit to NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the creation and redemption of Creation Units consistent with the instructions issued by the Participant to the DIAMONDS telephone representative. The Participant agrees to be bound by the terms of such instructions issued by the Trustee and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

4.   ROLE OF PARTICIPANT.  The Participant shall have no authority in any
     -------------------
     transaction to act as agent of the Distributor, the Trustee or the Trust.

5.   FEES.  In connection with the creation or redemption of Creation Units, the
     ----
     Trustee shall charge and the Participant agrees to pay to the Trustee the Transaction Fee prescribed in the DIAMONDS prospectus applicable to creation or redemption through the DIAMONDS Clearing Process, or the Transaction Fee and such additional fee as may be prescribed pursuant to the DIAMONDS prospectus applicable to creation or redemption outside the DIAMONDS Clearing Process. The Trustee reserves the right to adjust the Transaction Fee subject to any limitation as prescribed in the DIAMONDS prospectus and the Trust Agreement.

6.   AUTHORIZED PERSONS.  Concurrently with the execution of this Agreement and
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     from time to time thereafter, the Participant shall deliver to the
     Distributor and the Trustee, duly certified as appropriate by its Secretary or other duly authorized official, a certificate setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each an "Authorized Person"). Such certificate may be accepted and relied upon by the Distributor and the Trustee as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Trustee of a superseding certificate bearing a subsequent date. The Trustee shall issue to each Authorized Person a unique personal identification number ("PIN Number") by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give immediate written notice

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     of such fact to the Distributor and the Trustee and such notice shall be effective upon receipt by both the Distributor and the Trustee.

7.   REDEMPTION.  The Participant represents and warrants that it will not
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     obtain an Order Number (as described in Attachment A) from the Trustee for the purpose of redeeming a Creation Unit unless it or its customer, as the case may be, first owns the requisite number of DIAMONDS to be redeemed.

8.   BENEFICIAL OWNERSHIP.  The Participant represents and warrants to the
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     Distributor and the Trustee that it does not hold for the account of any single Beneficial Owner of DIAMONDS 80 percent or more of outstanding DIAMONDS such as to cause the Trust to have a basis in the Index Securities deposited with the Trust different from the market value of such Index Securities on the date of such deposit, pursuant to Section 351 of the Internal Revenue Code. The Trustee shall have the right to require information from the Participant regarding DIAMONDS ownership, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent (80%) or more of outstanding DIAMONDS by a Beneficial Owner as a condition to the acceptance of a Portfolio Deposit.

9.   INDEMNIFICATION.  The Participant hereby agrees to indemnify and hold
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     harmless the Distributor, the Trustee, PDR Services Corporation (the Trust
     Sponsor and a wholly-owned subsidiary of the American Stock Exchange, Inc.), their respective subsidiaries, affiliates, directors, officers, employees and agents (each an "Indemnified Party") from and against any loss, liability, cost and expense incurred by such Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement; or (ii) any actions of such Indemnified Party in reliance upon any instructions issued in accordance with Attachment A (as may be amended from time to time) believed by the Distributor and/or the Trustee to be genuine and to have been given by the Participant. This paragraph shall survive the termination of this Agreement.

10.  TRUSTEE CAPACITY.  The parties acknowledge that the Trustee is acting in
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     its capacity hereunder as trustee in accordance with and pursuant to the
     Trust Agreement and not in its general corporate capacity.

11.  ACKNOWLEDGMENT.  The Participant acknowledges receipt of the DIAMONDS
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     prospectus and represents it has reviewed such document and understands the terms thereof.

12.  NOTICES.  Except as otherwise specifically provided in this Agreement, all
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     notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Trustee shall be given or sent as follows: State Street Bank and

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     Trust Company, Global Client Support, P.O. Box 1978, Boston, MA 02105,
     Attn.: DIAMONDS.

     All notices to the Participant and the Distributor shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.

13.  TERMINATION AND AMENDMENT.  This Agreement shall become effective in this
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     form as of the date accepted by the Trustee and may be terminated at any time by any party upon thirty days prior notice to the other parties (i) unless earlier terminated by the Trustee in the event of a breach of this Agreement or the procedures described herein by the Participant or (ii) in the event that the Trust is terminated pursuant to the Trust Agreement. This Agreement supersedes any prior such agreement between the parties. This Agreement may be amended by the Trustee from time to time by the following procedure. The Trustee will mail a copy of the amendment to the Distributor and the Participant. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the U.S. postal system. If neither the Distributor nor the Participant objects in writing to the amendment within ten (10) days after its receipt, the amendment will become part of this Agreement in accordance with its terms.

14.  COUNTERPARTS.  This Agreement may be simultaneously executed in several
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counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

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15.  GOVERNING LAW.  This Agreement shall be governed by and interpreted in
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     accordance with the laws of the State of New York.

                         ALPS MUTUAL FUNDS SERVICES,  INC.

                         BY:       ____________________________________________
                         TITLE:     ___________________________________________
                         ADDRESS:   ___________________________________________
                                    ___________________________________________
                         TELEPHONE:____________________________________________
                         FACSIMILE: ___________________________________________
                         TELEX:     ___________________________________________

                         [NAME OF PARTICIPANT]

                         BY:        ___________________________________________
                         TITLE:     ___________________________________________
                         ADDRESS:   ___________________________________________
                                    ___________________________________________
                         TELEPHONE:____________________________________________
                         FACSIMILE: ___________________________________________
                         TELEX:  ______________________________________________


                         ACCEPTED BY:
                         STATE STREET BANK AND TRUST COMPANY AS TRUSTEE

                         BY:   ________________________________________________
                         TITLE:     ___________________________________________
                         ADDRESS:   ___________________________________________
                                    ___________________________________________
                         TELEPHONE:____________________________________________
                         FACSIMILE: ___________________________________________
                         TELEX:     ___________________________________________

                         DATED: January  , 1998

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                                  ATTACHMENT A
                                  ------------

          This document supplements the DIAMONDS prospectus and the Trust Agreement with respect to the procedures to be used by (i) the Distributor in processing an order for the creation of DIAMONDS and (ii) the Trustee in processing an order for the redemption of DIAMONDS.

          A Participant is required to have signed the Participant Agreement. Upon acceptance of the agreement by the Trustee, the Trustee will assign a personal identification number to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place an order with respect to DIAMONDS.

TO PLACE AN ORDER FOR CREATION OR REDEMPTION OF DIAMONDS
--------------------------------------------------------

1.   Call to Receive an Order Number.  An Authorized Person for the Participant
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will call the DIAMONDS telephone representative at 800-545-4189 not later than the closing time of the regular trading session on the New York Stock Exchange (the "NYSE Closing Time") (ordinarily 4:00 p.m. New York time) to receive an Order Number. Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN Number) and the terms of the order, the DIAMONDS telephone representative will issue a unique Order Number. All orders with respect to the creation or redemption of DIAMONDS are required to be in writing and accompanied by the designated Order Number. Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the NYSE Closing Time will be processed even if the call is taken after this cut-off time. ACCORDINGLY, DO NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE NYSE CLOSING TIME WILL NOT BE ACCEPTED.

NOTE THAT THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF WRITTEN INSTRUCTIONS CONTAINING THE DESIGNATED ORDER NUMBER AND PIN NUMBER AND TRANSMITTED BY FACSIMILE OR TELEX (the "Order").

2.   Place the Order.  An Order Number is only valid for a limited time.  The
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Order for creation or redemption of DIAMONDS must be sent by facsimile or telex to the DIAMONDS telephone representative within 20 minutes of the issuance of the Order Number. In the event that the Order is not received within such time period, the DIAMONDS telephone representative will attempt to contact the Participant to request immediate transmission of the Order. Unless the Order is received by the DIAMONDS telephone representative upon the earlier of (i) within 15 minutes of contact with the Participant or (ii) 45 minutes after the NYSE Closing Time, the order will be deemed invalid.
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3.   Await Receipt of Confirmation.
     -----------------------------

     A. DIAMONDS Clearing Process.  The Distributor (in the case of creations)
        -------------------------
     or the Trustee (in the case of redemptions) shall issue a confirmation of Order acceptance within 15 minutes of its receipt of an Order received in good form. In the event the Participant does not receive a timely confirmation from the Distributor or the Trustee as the case may be, it should contact the DIAMONDS telephone representative at the business number indicated.

     B. Outside the DIAMONDS Clearing Process.  In lieu of receiving a
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     confirmation of Order acceptance, the DTC Participant will receive an acknowledgment of Order acceptance. The DTC Participant shall deliver on trade date the Index Securities and Cash Component (in the case of creations) or the Creation Unit size aggregation of DIAMONDS (in the case of redemptions) to the Trustee through DTC. The Trustee shall make delivery of the offering trade within three (3) Business Days.

4.   Ambiguous Instructions.  In the event that an Order contains terms that
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differ from the information provided in the telephone call at the time of issuance of the Order Number, the DIAMONDS telephone representative will attempt to contact the Participant to request confirmation of the terms of the order.
If an Authorized Person confirms the terms as they appear in the Order then the order will be accepted and processed. If an Authorized Person contradicts its terms, the Order will be deemed invalid and a corrected Order must be received by the DIAMONDS telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the NYSE Closing Time. If the DIAMONDS telephone representative is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order contains terms that are illegible, the Order will be deemed invalid and the DIAMONDS telephone representative will attempt to contact the Participant to request retransmission of the Order. A corrected Order must be received by the DIAMONDS telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the NYSE Closing Time.

5.   Processing an Order.  The Distributor reserves the right to suspend an
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Order in the event that its acceptance would appear to result in the Participant or a Beneficial Owner owning 80 percent or more of all outstanding DIAMONDS. In such event, the DIAMONDS telephone representative will attempt to contact an Authorized Person for purposes of confirmation of the fact that with respect to such Participant no Beneficial Owner would own 80 percent (80%) or more of all outstanding DIAMONDS upon execution of the Order. In the event that (i) the DIAMONDS telephone representative is unable to contact an Authorized Person or
(ii) the Participant fails to transmit an identical Order containing a representation and warranty as to such fact, then the Order shall be deemed invalid.